Exhibit 99.1

DIRTT Reports Fourth Quarter 2022 Financial Results

CALGARY, Alberta, February 22, 2023 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (Nasdaq: DRTT, TSX: DRT), a leader in industrialized construction, today announced its financial results for the three months ended December 31, 2022. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

Fourth Quarter 2022 Highlights

•	Achieved positive Adjusted EBITDA[1] for the first time since the third quarter of 2020.

•	Unrestricted cash increased to $10.8 million, up $4.0 million compared to September 30, 2022.

•	Liquidity increased to $16.1 million, an increase of $0.3 million or 2% from September 30, 2022.

•	Revenue decreased 1% to $42.4 million for the quarter, compared to the prior year’s fourth quarter, and decreased 9% compared to the third quarter of 2022.

•	Gross profit margin improved by 1,232 bps from the third quarter of 2022 as virtually all of the previously implemented price increases are reflected in the fourth quarter of 2022 revenues.

•	Net loss improved to $(5.9) million by $10.1 million, or 63%, from the prior year’s fourth quarter and by $0.8 million, or 12%, from the third quarter of 2022.

•	Twelve-month forward sales pipeline of $391 million as of January 1, 2023, an increase of 26% from January 1, 2022.

Note: (1) See “Non-GAAP Financial Measures”

Management Commentary

“Our fourth quarter performance reflects all of the hard work our teams are doing to improve the business, not just from a financial standpoint, but in continuing to rebuild trust and credibility with our construction partners, our customers and our people. This renewed stability provides us with a solid operating platform to drive both organic growth and implement our planned strategic initiatives”, said Benjamin Urban, chief executive officer. “We are gaining competitive advantages through our collaboration with our partners in both innovation and efficiency, resulting in a healthier project pipeline as we look forward into 2023”.

Bradley Little, chief financial officer, added “The pricing, cost reduction and working capital initiatives implemented during mid-2022 are materializing in our financial results in a meaningful way. Our improved cash position and expanding margins are a direct result of these actions. As we continue to stabilize our balance sheet and cash usage, we are also making good progress on our non-dilutive strategic cash initiatives, expected to deliver meaningful cash proceeds to the Company in 2023”.

DIRTT also announces today that Cory Mitchell has declared his decision not to stand for re-election at this year’s annual meeting of shareholders. On behalf of DIRTT’s Board of Directors, Board Chair Ken Sanders commented, “Cory has been an invaluable member of the Board over the past year and has played a key role in developing our organizational and product strategies. I would like to sincerely thank Cory for his leadership and friendship. We are grateful for his contributions, and we wish him all the best in his future endeavors.”

Fourth Quarter 2022 Results

Fourth quarter 2022 revenues decreased to $42.4 million by 9% and 1% over the third quarter of 2022 and the fourth quarter of 2021, respectively. The decreases were driven by a reduction in volume, offset by the favorable impact from pricing. The volume decrease is primarily the result of a normal seasonal pattern with shipments and order pace slowing around the major holidays in the US and Canada and the last two weeks of the fiscal year. This impact was muted during 2021 due to price increases announced in early fourth quarter 2021, which motivated our customers to accelerate delivery of materials to avoid the increases.

Fourth quarter 2022 gross profit and gross profit margin was $11.6 million, or 27.3% of revenue, an increase of $3.2 million, or 38%, from $8.4 million, or 19.6% of revenue, for fourth quarter 2021. Sequentially, this is an improvement of $4.6 million or 65% from the third quarter of 2022. The increase in gross profit margin was a result of realization of our price increases and improved labor efficiency. Materials, transportation, and other variable costs, as a percentage of revenue, improved from prior quarter and prior year as the price increases announced earlier in the year contemplated the rising material and other input costs. Gross profit for the fourth quarter also benefited from the impact of the weakening Canadian dollar on U.S. dollar reported results, which is included in the above variances.

Fourth quarter 2022 Adjusted Gross Profit and Adjusted Gross Profit Margin (see “Non-GAAP Financial Measures”) were $13.6 million and 32.0%, respectively, or an increase of $2.7 million and 25% compared to the prior year’s fourth quarter. Adjusted Gross Profit excludes depreciation and amortization costs of $2.0 million, or 4.7% as a percent of revenue in the quarter ended December 31, 2022 and $2.4 million, or 5.6% as a percent of revenue for the fourth quarter 2021.

Sales and marketing expenses for the quarter were $5.9 million, a $3.4 million decrease from $9.3 million in the prior year’s fourth quarter. The decrease was largely related to lower salary and benefit expenses due to planned headcount reductions as part of our cost reduction initiatives, and lower travel meals and entertainment due to timing of certain tradeshows in 2021.

General and administrative expenses for the quarter were $4.1 million, a decrease of $4.0 million from $8.0 million in the prior year’s fourth quarter. The change is due to reductions in salaries and benefits from planned headcount reductions as part of cost reduction initiatives as well as reduced professional fees, and a recovery of certain professional fees on a legal settlement, during the quarter.

Operations support expenses for the quarter were $2.2 million, a decrease of $0.3 million from $2.5 million in the prior year’s fourth quarter. The decrease was due to reduced travel costs in the quarter.

Technology and development expenses for the quarter were $1.8 million, a decrease of $0.4 million from $2.2 million in the prior year’s fourth quarter due to reductions in salaries and benefits expenses. We note we are currently active in hiring ICE engineers and plan to invest in ICE development in coming years as we remain excited about the opportunity within ICE for DIRTT directly. ICE is DIRTT’s proprietary design integration software.

During the quarter, the Company incurred $1.2 million in reorganization costs, which includes termination benefits incurred on headcount reductions and executive changes, and costs to reimburse a shareholder for expenses incurred related to the 2021 contested director election. We expect reorganization costs to subside following the first quarter of 2023.

Net loss for the quarter was $(5.9) million compared to $(16.0) million for prior year’s fourth quarter. The lower net loss is primarily the result of the higher gross profit margin and reduced operating expenses explained above.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) for the quarter was a $0.6 million or 1.4%, an improvement of $10.3 million from a $9.7 million loss or (22.7)% for the prior year’s fourth quarter. Improvements in Adjusted EBITDA for the quarter were due to the above noted reasons.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for February 23rd, 2023 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban, chief executive officer, and Bradley Little, chief financial officer.

The call is being webcast live on the Company’s website at dirtt.com. Alternatively, click here to listen to the live webcast. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. It is recommended that you join 10 minutes prior to the event start, although you may register and dial in at any time during the call.

Investors are invited to submit questions to ir@dirtt.com before the call. Supplemental information slides will be available within the webcast and at dirtt.com prior to the call start.

A webcast replay of the call will be available on DIRTT’s website.

Statement of Operations

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Product revenue	41,407	41,317	166,256	143,000
Service revenue	1,020	1,611	5,905	4,593

Total revenue	42,427	42,928	172,161	147,593

Product cost of sales	30,301	33,166	140,058	120,281
Service cost of sales	537	1,346	3,943	3,852

Total cost of sales	30,838	34,512	144,001	124,133

Gross profit	11,589	8,416	28,160	23,460

Expenses
Sales and marketing	5,856	9,271	26,950	31,041
General and administrative	4,050	8,028	25,462	30,595
Operations support	2,151	2,488	9,498	9,372
Technology and development	1,841	2,229	7,555	8,234
Stock-based compensation	731	921	4,277	4,713
Reorganization	1,180	—	13,461	—
Goodwill impairment	—	1,443	—	1,443

Total operating expenses	15,809	24,380	87,203	85,398

Operating loss	(4,220)	(15,964)	(59,043)	(61,938)

Government subsidies	—	1,021	7,765	11,455
Foreign exchange gain (loss)	(425)	(621)	1,445	(335)
Interest income	1	15	51	77
Interest expense	(1,225)	(1,014)	(5,160)	(3,131)

	(1,649)	(599)	4,101	8,066

Loss before tax	(5,869)	(16,563)	(54,942)	(53,872)

Income taxes
Current tax expense	37	—	21	210
Deferred tax expense	—	(551)	—	(414)

	37	(551)	21	(204)

Net loss	(5,906)	(16,012)	(54,963)	(53,668)

Loss per share
Basic and diluted loss per share	(0.06)	(0.19)	(0.63)	(0.63)

Weighted average number of shares outstanding (in thousands)
Basic and Diluted	93,743	85,336	87,662	85,027

Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with GAAP. These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period over period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), the impact of under-utilized capacity on gross profit, tax consequences, reorganization expense and stock-based compensation. We remove the impact of all foreign exchange from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. We remove the impact of under-utilized capacity from gross profit, and fixed production overheads are allocated to inventory on the basis of normal capacity of the production facilities. In periods where production levels are abnormally low, unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA.

Government subsidies, depreciation and amortization, stock-based compensation expense, reorganization expenses and foreign exchange gains and losses and impairment expenses are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these receipts and expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for costs of under-utilized capacity, depreciation, and amortization

Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue

EBITDA	Net income before interest, taxes, depreciation, and amortization

Adjusted EBITDA	EBITDA adjusted to remove foreign exchange gains or losses; impairment expenses; reorganization expenses; stock-based compensation expense; government subsidies; and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the three and twelve months ended December 31, 2022, and 2021 of EBITDA and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure for the periods presented:

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Net loss for the period	(5,906)	(16,012)	(54,963)	(53,668)
Add back (deduct):
Interest Expense	1,225	1,014	5,160	3,131
Interest Income	(1)	(15)	(51)	(77)
Tax expense (recovery)	37	(551)	21	(204)
Depreciation and Amortization	2,917	3,875	15,119	14,513

EBITDA	(1,728)	(11,689)	(34,714)	(36,305)
Foreign Exchange Losses (Gains)	425	621	(1,445)	335
Stock-Based Compensation	731	921	4,277	4,713
Government Subsidies	—	(1,021)	(7,765)	(11,455)
Reorganization Expense	1,180	—	13,461	—
Goodwill Impairment	—	1,443	—	1,443

Adjusted EBITDA	608	(9,725)	(26,186)	(41,269)

Net Loss Margin(1)	(13.9)%	(37.3)%	(31.9)%	(36.4)%

Adjusted EBITDA Margin	1.4%	(22.7)%	(15.2)%	28.0%

The following table presents a reconciliation for the three and twelve months ended December 31, 2022, and 2021 of Adjusted Gross Profit to our gross profit, which is the most directly comparable GAAP measure for the periods presented:

(Unaudited - Stated in thousands of U.S. dollars)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021

	($ in thousands)		($ in thousands)
Gross profit	11,589	8,416	28,160	23,460
Gross profit margin	27.3%	19.6%	16.4%	15.9%
Add: Depreciation and amortization expense	1,997	2,425	10,789	8,808
Add: Costs of under-utilized capacity	—	—	—	1,756

Adjusted Gross Profit	13,586	10,841	38,949	34,024

Adjusted Gross Profit Margin	32.0%	25.3%	22.6%	23.1%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to our expectations regarding revenues; our beliefs about our twelve-month forward sales pipeline; our belief that the COVID pandemic is entering an endemic stage; our beliefs about future activity levels; our beliefs about the impact of future revenue on cash flow, and the timing thereof; the commitment by 22NW and 726 to subscribe under a future rights offering by the Company, if any, and the amounts and timing thereof.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 22, 2023.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule and outcomes.

Headquartered in Calgary, AB Canada, DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT

ir@dirtt.com